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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 14, 2002

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7700 SW Mohawk
Tualatin, Oregon 97062
(503) 612-6700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 2.    Acquisition or Disposition of Assets

        Pursuant to the terms of the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated December 6, 2001, among Pixelworks, Inc., an Oregon corporation ("Pixelworks"), Nighthawk Acquisition Corp., a Delaware corporation ("Mergersub"), and nDSP Delaware, Inc., a Delaware corporation ("nDSP") and Certain Stockholders of nDSP Delaware, Inc. (the "Signing Stockholders"), Mergersub was merged with and into nDSP (the "Merger") effective as of January 14, 2002 (the "Effective Time"). As a result of the Merger, nDSP became a wholly-owned subsidiary of Pixelworks.

        At the Effective Time, the shares of capital stock of nDSP outstanding immediately prior to the Effective Time were converted into and exchanged for a total of 1.2 million shares of Pixelworks Common Stock. Fifteen percent (15%) of the number of shares of Pixelworks common stock that each nDSP stockholder receives will be held in escrow until January 14, 2003 to secure the indemnification obligations of nDSP and the nDSP stockholders pursuant to the Merger Agreement. Prior to the closing of the transaction all outstanding stock options outstanding under the nDSP 1999 Equity Incentive Plan were accelerated pursuant to the terms of that plan. All unexercised stock options and warrants for the purchase of nDSP capital stock were cancelled, terminated or otherwise expired immediately prior to the closing of the transaction.

        The amount of consideration paid in the Merger was determined through arms-length negotiations between the parties. Prior to the date of the Merger Agreement, no material relationship existed between Pixelworks and nDSP or any of its affiliates, any director or officer of Pixelworks, or any associate of any such director or officer.

        It is expected that the acquisition of nDSP will constitute a tax-free reorganization for federal income tax purposes. The transaction will be accounted for as a purchase transaction.

        In connection with the Merger, the parties entered into a Registration Rights Agreement that provides the Pixelworks shares issued in connection with the Merger be issued in a transaction exempt from registration under the Securities Act of 1933 by reason of Section 3(a)(10) of the Securities Act.

Item 5.    Other Events

        On January 24, 2002, Pixelworks, Inc. issued a press release announcing its financial results for the period ended December 31, 2001. The press release is attached hereto as Exhibit 99.1(a) and is incorporated herein in its entirety.

Item 7.    Financial Statements and Exhibits

        (a)    Financial Statements of Business Acquired.

        It is impracticable to provide the financial statements required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

        (b)    Pro Forma Financial Information.

        It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

        (c)    Exhibits

Number	Description
2.1	Agreement and Plan of Merger and Reorganization dated as of December 6, 2001 among Pixelworks, Inc., Nighthawk Acquisition Corp. and those certain shareholders of nDSP Delaware, Inc. who are signatories thereto.
10.1	Registration Rights Agreement dated as of December 6, 2001 among Pixelworks, Inc., Nighthawk Acquisition Corp. and those certain shareholders of nDSP Delaware, Inc. who are signatories thereto.
99.1(a)	Press Release issued by Pixelworks on January 15, 2002.
99.1(b)	Press Release issued by Pixelworks on January 24, 2002.

Item 9.    Regulation FD Disclosure

        On January 16, 2002, Pixelworks, Inc. issued a press release in connection with its acquisition of nDSP Delaware, Inc., a copy of which is attached hereto as Exhibit 99(b) and is incorporated herein in its entirety.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC.

Date: January 29, 2002	/s/ JEFFREY B. BOUCHARD Jeffrey B. Bouchard Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

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  Item 2. Acquisition or Disposition of Assets
  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES